UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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LATTICE SEMICONDUCTOR CORPORATION

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The following letter was circulated to Lattice Semiconductor Corporation employees on November 8th, 2016 to clarify treatment of certain RSUs upon the closing of the previously announced proposed acquisition by Canyon Bridge Capital Partners, LLC:

2

To: all employees

From: Corp Comms

Date: Tuesday, Nov 8

Re: Clarification: RSUs and Options

Team,

We have received a number of questions regarding how RSUs and Stock Options will vest and be treated in connection with our potential acquisition by Canyon Bridge Capital Partners.

First, a little background: at the time your RSUs were granted, the boards of Lattice or Silicon Image determined the treatment of your RSUs if there is a change of control, based on the terms of the stock plan that governs your award. The Silicon Image plans and award agreements were carried over when Lattice acquired Silicon Image and still apply. Please review your individual award agreement and the applicable stock plan for your RSUs for the terms of your RSUs.

With that in mind, RSUs with standard terms will be treated in the acquisition pursuant to the merger agreement as summarized below:

•	RSUs granted under the Silicon Image plan and form of award agreement do not automatically accelerate upon a change of control in which Lattice is no longer a publicly traded company. Therefore, each unvested RSU granted under the Silicon Image plans will be converted into a right to receive $8.30 per unit, with the cash amount earned and paid as the RSUs would normally vest, subject to your continuing employment through each vesting date. In other words, RSUs granted under the legacy Silicon Image plan terms will convert into a cash payout over time as they vest, and you will receive the full $8.30 per unit only if you remain employed over the vesting period through all vesting dates for your RSUs. If any RSUs granted under the Silicon Image plan become vested at or prior to the closing of the acquisition, they will be settled in shares and cashed out at $8.30 per share (subject to applicable withholding taxes), with the cash amount paid within a few days after the closing of the acquisition.

•	RSUs granted under the Lattice plans and form of RSU award agreements automatically accelerate upon a change of control as a result of which Lattice is no longer a publicly traded company. Therefore, RSUs granted under the Lattice plans will accelerate and be cashed out at $8.30 per share (subject to applicable withholding taxes), with the cash amount paid at the closing of the acquisition. All RSUs granted after the Silicon Image / Lattice acquisition were granted under the Lattice plans.

Below is a summary of how RSUs and Stock Options with standard terms will be treated in the acquisition:

Silicon Image Plans
	Unvested	Vested (in the money)	Vested (out of the money)
Options	At each vesting date after closing, cashed out at $8.30 per share less the exercise price, subject to continued service at the vesting date.	At closing, cashed out at $8.30 per share less the exercise price	Cancelled

	Outstanding at Closing	Vested Prior to Closing
RSUs	At each vesting date after closing, cashed out at $8.30 per unit, subject to continued service at the vesting date.	Settled in shares and cashed out at $8.30 per unit, with the cash amount paid at closing

Lattice 1996 & 2013 Plans
	Unvested	Vested (in the money)	Vested (out of the money)
Options	At each vesting date after closing, cashed out at $8.30 per share less the exercise price, subject to continued service at the vesting date	At closing, cashed out at $8.30 per share less the exercise price.	Cancelled

	Outstanding at Closing	Vested Prior to Closing
RSUs	At closing, fully accelerated vesting and cashed out at $8.30 per unit.	Settled in shares and cashed out at $8.30 per unit, with the cash amount paid at closing

Because this letter is a summary, it does not contain all of the information that may be important to you. To the extent any provision of this letter is inconsistent with the terms of the plan, your award agreement, or the merger agreement, the merger agreement will control the treatment of your award.

An updated FAQ which incorporates many of the open forum questions and answers is being developed. In the meantime, please attend an open forum, talk to your manager, or get in touch with us as other questions arise.

Running fast…

Gloria & Doug

Forward Looking Statements

Certain statements made herein, including, for example, that certain RSUs will accelerated and be cashed out at the closing of the acquisition (the “Merger”) of Lattice Semiconductor Corporation (the “Company”) by Canyon Bridge Acquisition Company, Inc. (“Parent”) pursuant to the terms of the Agreement and Plan of Merger by and among the Company, Parent, and Canyon Bridge Merger Sub, Inc. (“Merger Sub”, and such agreement, the “Merger Agreement”), are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of

1995, within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. These forward-looking statements reflect the current analysis of the management of the Company of existing information as of the date of these forward-looking statements and are subject to various risks and uncertainties, many of which are beyond our control, and are not guarantees of future results or achievements. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its businesses or operations. As a result, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections.

The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the delay or termination of the Merger Agreement; the outcome or length of any legal proceedings that have been, or will be, instituted related to the Merger Agreement; the inability to complete the Merger due to the failure to timely or at all obtain stockholder approval for the Merger or the failure to satisfy other conditions to completion of the Merger, including the receipt on a timely basis or at all any required regulatory clearances related to the Merger, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR) and from the Committee on Foreign Investment in the United States (CFIUS); the failure of Parent to obtain or provide on a timely basis or at all the necessary financing as set forth in the equity commitment letter delivered pursuant to the Merger Agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; the effects of local and national economic, credit and capital market conditions on the economy in general; and the other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the Securities and Exchange Commission (the “SEC”) as described below. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive.

Additional information concerning these and other factors that may impact our expectations and projections can be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 2, 2016, and our Quarterly Reports on Form 10-Q for the quarters ended April 2, 2016 and July 2, 2016. Our SEC filings are available publicly on the SEC’s website at www.sec.gov, on the Company’s website at ir.latticesemi.com or upon request from the Company’s Investor Relations Department at lscc@globalirpartners.com. Except to the extent required by applicable law, we disclaim any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information about the Proposed Merger And Where To Find It

In connection with the proposed Merger, the Company will file a proxy statement with the SEC. Additionally, the Company plans to file other relevant materials with the SEC in connection with the proposed Merger. The definitive proxy statement will be sent or given to the stockholders of the Company and will contain important information about the proposed Merger and related matters. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. The materials to be filed by the Company with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov or upon request from the Company’s Investor Relations Department at lscc@globalirpartners.com.

Participants in the Solicitation

The Company and its directors will, and certain other members of its management and its employees as well as Parent and Merger Sub and their directors and officers may, be deemed to be participants in the solicitation of proxies of Company stockholders in connection with the proposed Merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s executive officers and directors in the solicitation by reading the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2016, the Company’s proxy statement on Schedule 14A for its 2016 Annual Meeting of Stockholders, and the proxy statement and other relevant materials filed with the SEC in connection with the Merger if and when they become available. Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the Merger when it becomes available.